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                                                                    Exhibit 10.4

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made this 12 day of April, 2002 by and between TELKONET COMMUNICATIONS, INC., a Utah corporation (the "Company") and STEPHEN L. SADLE (the "Executive").

         WHEREAS, the Executive is employed as Executive Vice President and Chief Operating Officer of the Company pursuant to a June 19, 2000 Employment Agreement (the "Initial Agreement");

         WHEREAS, the Initial Agreement was amended by the parties on January 12, 2002 (the "Initial Amendment," together with the Initial Agreement, the "Agreement"); and

         WHEREAS, the Executive and the Company desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Unless otherwise defined herein, capitalized terms shall have the same meaning as in the Agreement.

         2. Paragraph 3(b) of the Agreement is amended and restated in its entirety as follows:

                    (b) The Executive shall have the right to terminate his employment with the Company but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in 6(A)(ii)). This shall apply in the following conditions:

                              (i) the Executive's place of employment or the principal executive offices of the Company are moved to a location more than fifty (50) miles from the geographical center of Severna Park, Maryland;

                              (ii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement (other than those specified in this Section 3(b)) that has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company;

                              (iii) there occurs a "change in control" (as hereinafter defined) of the Company; or

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                           (iv)     the Executive has not been paid for a
                                    cumulative sixty (60) day period without Executive's consent in excess of the period of non-payment for similar Executives.

                           then the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in Paragraph 5(a)(ii)).

         3. The Stock Lock-up Provision of the Initial Amendment is superceded in its entirety by the Lock-up Agreement, attached hereto and made a part hereof as SCHEDULE A.

         4. The Stock Surrender Provision of the Initial Amendment is amended and restated in its entirety as follows:

                  The Executive agrees that, should he voluntarily terminate his employment with Telkonet for any reason, other than the events enumerated in paragraph 3(b) of the Employment Agreement or death of the Executive, at any time between January 12, 2002 and January 12, 2005 (the "Stock Surrender Period"), the Executive shall forfeit 40,000 shares of the Founders Stock (as hereinafter defined) held by him for each month of the Stock Surrender Period remaining following such termination. For purposes of this paragraph, "Founders Stock" means 1,500,000 shares of the shares of common stock, par value $0.001 per share, of Telkonet (the "Common Stock") owned by the Executive on January 12, 2002. Notwithstanding the foregoing, the number of shares of Founders Stock subject to this Stock Surrender Provision shall be decreased upon each exercise by the Executive of an option to purchase Common Stock (each, an "Option") by a percentage calculated by dividing the number of shares of Common Stock acquired upon exercise of each Option by the total number of shares of Common Stock subject to purchase pursuant to Options on such date.

                  The Executive also agrees to the terms and conditions of the Non-Competition and Confidentiality Agreement, which is attached hereto and made a part hereof as ATTACHMENT A.

         5. In the event of any inconsistency or discrepancy between the Agreement and this Amendment, the provisions of this Amendment shall govern and control.

         6. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Maryland, without giving effect to applicable conflict of laws principles.

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         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                                              TELKONET COMMUNICATIONS, INC.,
                                              a Maryland corporation


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________




                                              __________________________________
                                              Stephen L. Sadle


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                                   SCHEDULE A
                                   ----------

                                LOCK-UP AGREEMENT
                                -----------------


                  THIS LOCK-UP AGREEMENT (this "Agreement") is made as of the ______ day of _______, 2002, by and between Stephen L. Sadle ("Stockholder") and TELKONET, INC., a Utah corporation ("Telkonet").

                  WHEREAS, Stockholder is the owner of the shares of Telkonet common stock, par value $0.001 ("Common Stock"), listed on EXHIBIT A, as may be amended from time to time, attached hereto and made a part hereof (the "Telkonet Stock");

                  WHEREAS, Stockholder has been granted options to purchase the shares of Common Stock listed on EXHIBIT B, as may be amended from time to time, attached hereto and made a part hereof (the "Telkonet Options");

                  WHEREAS, the parties have agreed that Stockholder shall not make any Transfer (defined herein) of shares of Telkonet Stock, except in accordance with this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein contained, the parties hereto hereby agree as follows:

                  1. RESTRICTIONS ON TRANSFER OF TELKONET STOCK. (a) Stockholder hereby agrees that, without the consent of Telkonet, it will not, directly or indirectly, sell, assign, transfer, pledge or otherwise dispose of (collectively "Transfer") the Telkonet Stock prior to the end of the thirty-six (36) month period following the date hereof, except in accordance with the release schedule set forth in paragraph 1(b).

                  (b) The Telkonet Stock subject to restriction on Transfer (the "Lock-up Restriction") hereunder shall be released from such Lock-up Restriction in accordance with the following schedule:

                           (i) Upon execution of this Agreement, 139,280 shares
of the Telkonet Stock shall be released from the Lock-up Restriction;

                           (ii) On December 1, 2002, 50,000 shares of the
Telkonet Stock shall be released from the Lock-up Restriction;

                           (iii) On December 1, 2003, 50,000 shares of the
Telkonet Stock shall be released from the Lock-up Restriction;

                           (iv) On January 1, 2005, 50,000 shares of the
Telkonet Stock shall be released from the Lock-up Restriction;

                           (v) Upon execution of all or a portion of the
Telkonet Options, that number of shares of Telkonet Stock determined by multiplying the Telkonet Stock subject to the Lock-up Restriction by a percentage calculated by dividing the number of shares of Common Stock acquired upon exercise of the Telkonet Options by the number of shares of Common Stock subject to purchase pursuant to the Telkonet Options on such date, shall be released from the Lock-up Restriction.

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                   (c) Notwithstanding the foregoing, Stockholder may Transfer the Telkonet Stock to (i) the spouse or children of such Stockholder, whether directly or in trust (including pursuant to the uniform gift to minors provisions) for their sole benefit, provided that the transferee agrees in writing to be bound by the terms of this Agreement, and provided further that Stockholder may not disclaim beneficial ownership of such Telkonet Stock for purposes of any filing pursuant to any securities law, or (ii) a trust in which Stockholder owns all of the beneficial interest therein provided that the transferee agrees in writing to be bound by the terms of this Agreement, and provided further that Stockholder may not disclaim beneficial ownership of such Telkonet Stock for purposes of any filing pursuant to any securities law, or
(iii) a third party making a cash tender or exchange offer in compliance with Regulations 14D and 14E under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the filing with the SEC by Tekonet, in compliance with the Exchange Act, a Recommendation Statement on Schedule 14D-9 pursuant to which Telkonet affirmatively recommends to the Telkonet stockholders the acceptance of such cash tender or exchange offer.

                  2.       MISCELLANEOUS

                  (a) CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined) of Telkonet, all shares of Telkonet Stock still subject to the Lock-up Restriction on the date of such Change of Control shall be immediately released from the Lock-up Restriction.

                  For purposes of this paragraph 2(a), "Change of Control" means any consolidation, merger or share exchange, regardless of whether Telkonet is the surviving company, in which any person or affiliated persons acquires in excess of 20% of the combined voting power of the then outstanding securities of Telkonet, inclusive of the voting power represented by any outstanding securities of Telkonet, owned by such person or persons prior to the consummation of such transaction, and regardless of whether such person or persons are deemed to be affiliates or in control of Telkonet by virtue of their ownership of outstanding securities of Telkonet, representation on Telkonet's Board of Directors or otherwise prior to the consummation of such transaction.

                  (b) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (c) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise specifically provided, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other.

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

                  (d) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (e) SPECIFIC PERFORMANCE. The parties hereto acknowledge that Telkonet will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Telkonet upon such violation, Telkonet shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Telkonet at law or in equity.

                  (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the following addresses or at such other address for a party as shall be specified by like notice.

                  If to Stockholder:        Stephen L. Sadle
                                            ________________________

                                            ________________________

                  If to Telkonet:           Telkonet, Inc.
                                            902 A Commerce Road
                                            Annapolis, Maryland 21401


All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or by telecopy, or on the date of receipt, if mailed, or one day after mailing, if by overnight courier. Any party giving notice under this Agreement to one party to this Agreement shall be required to give such notice to all parties to this Agreement in order for such notice to be effective.

                  (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral.

                  (h) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to applicable conflict of laws principles.

                  (i) SECTION HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

                  IN WITNESS WHEREOF, the undersigned have signed their names as of the date first written above.


                                                 STOCKHOLDER:

                                                 _____________________________
                                                 Stephen L. Sadle


                                                 TELKONET, INC.

                                                 By:__________________________
                                                 Name:________________________
                                                 Title:_______________________


                                       7
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                                    EXHIBIT A
                                    ---------

Telkonet Stock: 3,500,000 shares










                                       8
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                                    EXHIBIT B
                                    ---------

Telkonet Options: options to purchase 1,000,000 shares of Common Stock








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